Exhibit 10.3

DEBT EXCHANGE AGREEMENT

This Debt Exchange Agreement (this “Agreement”), dated as of March 18, 2020 but effective as of March 1, 2020, is entered into by and between Hometown International, Inc., a Nevada corporation (the “Company”), and Europa Capital Investments, LLC, a North Carolina limited liability company (the “Holder”).

WHEREAS, the Holder is currently the holder of an aggregate of $144,978.54 principal amount of indebtedness issued by the Company as evidenced by the Promissory Note dated December 31m 2019, as attached as Schedule A (hereinafter referred to collectively as the “Total Debt”);

WHEREAS, the Holder desires to convert a portion of the Total Debt owed to the Holder into shares of common stock of the Company at a conversion rate of one dollar ($1.00) per share, and the Company agrees to effectuate such conversion, all on the terms and conditions provided for in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. The Exchange.

(a)  Issuance of Shares; Cancellation of Indebtedness. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company shall issue to the Holder one hundred thousand (100,000) shares of common stock (the “Shares”) in exchange (the “Exchange”) for the cancellation of one hundred thousand dollars ($100,000) of principal indebtedness of the Total Debt (the “Exchanged Debt”). Accrued interest on the Exchanged Debt, is hereby expressly excluded from the Exchange and shall remain due and payable by the Company to the Holder.

(b) Section 3(a)(9) Transaction. It is the intent of the parties that the Exchange be effectuated pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) thereunder and that, therefore, the holding period of the original indebtedness of the Debt will, for securities law purposes, be tacked to the holding period of the Shares. Notwithstanding, the managing member of the Holder is an affiliate of the Company and therefore the share certificates representing the Shares shall be issued with a restrictive legend.

(c)  Release. Subject to the terms and conditions of this Agreement, at the Closing, the Holder hereby releases, waives, discharges and relinquishes any and all rights, claims, demands, contentions and causes of action of every kind, nature, character and description whatsoever, whether known or unknown, suspected or unsuspected, apparent or concealed, fixed or contingent, arising from the Exchanged Debt on or before the Closing Date, which it now has or hereafter may be entitled to claim against the Company, its directors, officers, managers, members, agents and employees (the “Released Parties”), including but without limiting the generality of foregoing, all claims arising from or in connection with or otherwise resulting from any matter, event, state of facts, claim, contention or cause whatsoever, occurring or existing in connection with or relating to the Exchanged Debt on or before the Closing Date (collectively, the “Claims”). The Holder agrees that the waiver and release described in this Section 1(c) applies to all Claims, whether or not the Holder currently knows about them or suspects that they exist. Notwithstanding anything to the contrary expressed or implied herein, however, none of the foregoing released Claims shall include any claims against a Released Party arising by reason of such Released Party’s breach of this Agreement. In addition, none of the foregoing releases extend to any breach of the Agreement, and no remedies for any such breach are being released herein.

2. Closing Deliveries.

(a) At or promptly after the Closing, the Company shall deliver to the Holder:

(i) a stock certificate or certificates in the name of the Holder evidencing the Exchange Shares, free and clear of all liens and encumbrances, other than those imposed pursuant to the Securities Act;

(ii) a new promissory note issued to the Holder evidencing the Total Debt minus the Exchanged Debt plus all accrued interest thereon; and

(iii) such other documents, certificates or other information as Holder or its counsel may reasonably request.

(b) At the Closing, the Holder shall deliver to the Company the Exchanged Debt for cancellation.

3. The Closing. The closing of the Exchange shall be deemed to have occurred as of March 1, 2020 at the offices of the Company (the “Closing”).

4. Representations and Warranties of the Company. As of the date of this Agreement and as of the Closing, the Company hereby represents and warrants to the Holder that the following representations and warranties are true and complete as of each respective date:

(a) Organization and Standing. The Company is a corporation duly organized, validly existing under, and by virtue of, the laws of the State of Nevada, and is in good standing under such laws. The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

(b) Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby, to sell and issue the Shares and to carry out and perform its obligations under the terms of this Agreement and the Exchange.

(c) Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the (i) authorization, execution, delivery and performance of this Agreement, (ii) authorization, sale, issuance and delivery of the Shares and (iii) performance of all of the Company’s obligations hereunder have been taken or will be taken prior to the Closing. This Agreement has been duly executed by the Company and constitutes (or will constitute) the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) No Conflicts; Consents. The execution, delivery and performance by the Company of this Agreement and the documents to be delivered hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with the certificate of incorporation or bylaws of the Company; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any agreement or other instrument to which the Company is a party. No consent, approval, waiver or authorization is required to be obtained by the Company from any person in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby or thereby, other than the filing of a Current Report on Form 8-K.

(e) Valid Issuance of Stock. The Shares have been duly authorized and, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and issued in compliance with applicable federal and state securities laws. The Shares will be free and clear of any liens or encumbrances; provided, however, that the Shares shall be subject to restrictions on transfer under state and/or federal securities laws. None of the Shares will be subject to any preemptive rights or rights of first refusal.

(f) Exemption. It is the intention of the Company that the Exchange be made pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereunder.

5. Representations and Warranties of the Holder. As of the date of this Agreement and as of the Closing, the Holder hereby represents and warrants to the Company that the following representations and warranties are true and complete as of each respective date:

(a) Organization and Standing. The Holder is a limited liability company duly organized, validly existing under, and by virtue of, the laws of the State of North Carolina, and is in good standing under such laws.

(b) Corporate Power. The Holder has all power and authority to execute and deliver this Agreement, purchase the Shares, effect the Exchange, and carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

(c) Authorization. All action on the part of the Holder necessary for the authorization, execution, delivery and performance of this Agreement, the purchase of the Shares, and the performance of all of the Holder’s obligations hereunder have been taken or will be taken prior to the Closing. This Agreement has been duly executed by the Holder and constitutes the valid and legally binding obligation of the Holder, enforceable against it in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) For Holder’s Account. The Holder represents and confirms that the Shares to be issued to the Holder hereunder are being and will be acquired for the Holder’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof.

(e) Accredited Investor and Investment Experience. The Holder is an Accredited Investor, as such term is defined in Regulation D promulgated under the Securities Act. The Holder represents that is and its representatives are experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development as the Company and that the Holder can bear the economic risk of an investment in the Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

(f) Affiliate. The Holder acknowledges that it is an affiliate of the Company and therefore the Shares issued in the Exchange shall be restricted shares.

(g) Ownership of the Debt. The Holder is the beneficial and record owner of the Total Debt, including without limitation, the Exchanged Debt. The Holder has good, valid and marketable title to said Debt, free and clear of all liens, mortgages, charges or other encumbrances and any preemptive or subscription rights, and has not assigned or otherwise transferred or granted any interest in the Total Debt to any person.

(h) No Consents. The Holder is not required to obtain any order, consent, approval or authorization of any person or entity in connection with the Exchange.

6. Miscellaneous.

(a) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York.

(c) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Signatures received by pdf shall be deemed to be original signatures.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile or email, on the date of transmission with receipt of a transmittal confirmation or (c) if by courier service, on the second (2nd) business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. A party may change or supplement the addresses given in the signature pages hereto, or designate additional addresses, for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(g) Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Remainder of Page Intentionally Omitted; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being the duly authorized representatives of the parties, have executed this Agreement as of the date set forth above.

HOMETOWN INTERNATIONAL, INC.

By:	/s/ Paul Morina
	Name:	Paul Morina
	Title:	President

EUROPA CAPITAL INVESTMENTS, LLC

By:	/s/ Peter L. Coker
	Name:	Peter L. Coker
	Title:	Managing Member